UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts		02053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders.

(a) On May 25, 2011, Cybex International, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). A total of 17,120,383 shares of the Company’s common stock were entitled to vote as of the record date for the Annual Meeting, of which 11,719,291 shares were present in person or by proxy. At the Annual Meeting, the shareholders were asked to vote on the election of three directors of the Company, namely, Joan Carter, John McCarthy and Robert E. Smyth, each to serve for a three-year period. Below is a summary of the final voting results of that proposal.

Director	Total Number of Votes Cast For	Total Number of Votes Withheld	Total Number of Broker Non-Votes

Joan Carter	10,361,847	1,357,444	0
John McCarthy	11,592,297	126,994	0
Robert E. Smyth	11,510,932	208,359	0

There were no other matters voted upon by the shareholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2011

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer